Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Board of Directors

Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-126348) of Alabama Power Company (the “Registrant”) and in the Preliminary Prospectus Supplement of the Registrant relating to the Alabama Power Series 2007C Senior Insured Monthly Notes (the “Prospectus Supplement”), of our report dated February 28, 2007 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 1, 2007, and to the reference to our firm under the heading “Experts” in the Preliminary Prospectus Supplement. Our report refers to changes, in 2006, in Ambac Assurance Corporation’s methods of accounting for variable interest entities and stock-based compensation.

/s/ KPMG LLP

New York, New York

October 8, 2007